Exhibit 99
FOR RELEASE February 15, 2012 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Second Quarter Fiscal Year 2012 Results;
Teleconference and Webcast to be held on February 15, 2012

CRANBURY, NJ – February 15, 2012 – Palatin Technologies, Inc. (NYSE Amex: PTN) a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its second quarter ended December 31, 2011.  Palatin reported a net loss of $2.6 million, or $(0.08) per basic and diluted share, for the quarter ended December 31, 2011, compared to a net loss of $1.1 million, or $(0.09) per basic and diluted share, for the same period in 2010.

The increase in net loss for the quarter ended December 31, 2011, compared to the same period last fiscal year, is attributable to costs related to Palatin’s ongoing Phase 2B clinical trial with bremelanotide for Female Sexual Dysfunction (FSD) and a decrease in grant and contract revenue.

REVENUE
Revenues for the quarter ended December 31, 2011 were $11,492, which consisted of contract revenue pursuant to its collaboration agreement with AstraZeneca. For the quarter ended December 31, 2010, Palatin recognized revenue of $1.0 million, consisting of $846,768 in grant revenue received under the Patient Protection and Affordable Care Act of 2010 and $195,408 in contract revenue under its collaboration agreement with AstraZeneca.

COSTS AND EXPENSES
Total operating expenses for the quarter ended December 31, 2011 were $3.7 million compared to $2.9 million for the comparable quarter of 2010.  The increase in operating expenses for the quarter was primarily due to costs related to Palatin’s ongoing Phase 2B clinical trial with bremelanotide for FSD.

CASH POSITION
Palatin’s cash and cash equivalents as of December 31, 2011 were $11.9 million, with $1.1 million in accounts receivable due from the sale of Palatin’s New Jersey state net operating loss carryforwards, and current liabilities of $2.2 million.  Cash and cash equivalents as of June 30, 2011 were $18.9 million with current liabilities of $2.8 million.

Palatin believes, based on its current operating plan, that its cash and cash equivalents and accounts receivable at December 31, 2011, will be sufficient to fund its operations through at least calendar year 2012.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on February 15, 2012 at 11:00 a.m. Eastern time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-245-0988 (domestic) or 1-913-312-1516 (international) pass code 1656442.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone

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and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 1656442.  The webcast and telephone replay will be available through February 22, 2012.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential.  Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin's website at http://www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, clinical trials and clinical trial results, collaborations with others, potential collaborations or agreements on its product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements.  Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons, including, but not limited to, results of clinical trials, regulatory actions by the Food and Drug Administration and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel: (212) 213-0006 / cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
REVENUES:
Contract	$ 11,492	$ 195,408	$ 38,709	$ 411,555
Grant	-	846,768	-	846,768
Total revenues	11,492	1,042,176	38,709	1,258,323

OPERATING EXPENSES:
Research and development	2,693,067	1,984,440	4,977,450	5,437,202
General and administrative	1,019,747	889,476	2,129,129	2,271,252
Total operating expenses	3,712,814	2,873,916	7,106,579	7,708,454

Income (loss) from operations	(3,701,322)	(1,831,740)	(7,067,870)	(6,450,131)

OTHER INCOME (EXPENSE):
Investment income	7,234	32,986	22.274	53,361
Interest expense	(1,847)	(1,329)	(4,820)	(3,633)
Gain on sale of securities	-	60,390	-	60,390
Gain on sale of supplies and equipment	3,000	1,800	3,000	1,800
Total other income, net	8,387	93,847	20,454	111,918

Loss before income taxes	(3,692,935)	(1,737,893)	(7,047,416)	(6,338,213)
Income tax benefit	1,068,233	637,391	1,068,233	637,391

NET LOSS	$ (2,624,702)	$ (1,100,502)	$ (5,979,183)	$ (5,700,822)

Basic and diluted net loss per common share	$ (0.08)	$ (0.09)	$ (0.17)	$ (0.48)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	34,900,591	11,839,309	34,900,591	11,785,470

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets

(unaudited)

	December 31, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 11,898,403	$ 18,869,639
Accounts receivable	1,068,233	131,149
Prepaid expenses and other current assets	814,673	261,947
Total current assets	13,781,309	19,262,735

Property and equipment, net	804,244	1,305,331
Restricted cash	350,000	350,000
Other assets	59,512	254,787
Total assets	$ 14,995,065	$ 21,172,853

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations	$ 25,106	$ 34,923
Accounts payable	580,569	496,908
Accrued compensation	-	374,094
Unearned revenue	7,396	46,105
Accrued expenses	1,594,537	1,854,007
Total current liabilities	2,207,608	2,806,037

Capital lease obligations	31,260	42,186
Deferred rent	91,285	132,855
Total liabilities	2,,330,153	2,981,078

Stockholders' equity:
Preferred stock of $.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of December 31, 2011 and June 30, 2011, respectively	50	50
Common stock of $.01 par value – authorized 100,000,000 shares; issued and outstanding 34,900,591 shares as of December 31, 2011 and June 30, 2011, respectively	349,006	349,006
Additional paid-in capital	240,285,146	239,832,826
Accumulated deficit	(227,969,290)	(221,990,107)
Total stockholders’ equity	12,664,912	18,191,775
Total liabilities and stockholders’ equity	$ 14,995,065	$ 21,172,853